As filed with the Securities and Exchange Commission on April 15, 2010
    Registration No. 333-54662

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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POST-EFFECTIVE AMENDMENT NO. 10
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)

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Retail HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)
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One Bryant Park
New York, New York 10036
(212) 449-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts

Retail HOLDRSSM Trust

The Retail HOLDRSSM Trust issues Depositary Receipts called Retail HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, sell retail merchandise to consumers through traditional retail stores, the Internet, mail order catalogs and other outlets.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Retail HOLDRSSM in a round-lot amount of 100 Retail HOLDRSSM or round-lot multiples.  Retail HOLDRSSM are separate from the  underlying deposited common stock that are represented by the Retail HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a Retail HOLDRSM, see “Highlights of Retail HOLDRS—The Retail HOLDRS” in this prospectus.  The Retail HOLDRSSM trust will issue Retail HOLDRSSM on a continuous basis.

Investing in Retail HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Retail HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Retail HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Retail HOLDRSSM  are listed on the NYSE Arca under the symbol “RTH.”  On April 5, 2010, the last reported sale price of the Retail HOLDRSSM on the NYSE Arca was $101.77.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2010.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

Table of Contents

Page

SUMMARY	3
RISK FACTORS	4
HIGHLIGHTS OF RETAIL HOLDRS	9
THE TRUST	17
DESCRIPTION OF RETAIL HOLDRS	17
DESCRIPTION OF THE UNDERLYING SECURITIES	18
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT	21
U.S. FEDERAL INCOME TAX CONSEQUENCES	25
ERISA CONSIDERATIONS	30
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	30
WHERE YOU CAN FIND MORE INFORMATION	30

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This prospectus contains information you should consider when making your investment decision.  With respect to information about Retail HOLDRS, you should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell Retail HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Retail HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Retail HOLDRS or of the underlying securities through an investment in the Retail HOLDRS.

  SUMMARY

The Retail HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of March 12, 2001, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Retail HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Retail HOLDRS is specified under “Highlights of Retail HOLDRS—The Retail HOLDRS.”  This group of common stock and the securities of any company that may be added to the Retail HOLDRS are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Retail HOLDRS may change as a result of reconstitution events, distributions of securities by the underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Retail HOLDRS are separate from the deposited underlying common stock that are represented by the Retail HOLDRS.  On April 5, 2010, there were 2,570,600 Retail HOLDRS outstanding.

  RISK FACTORS

An investment in Retail HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Retail HOLDRS, including the risks associated with concentrated investments in the retailing industry.

General Risk Factors

•
Loss of investment.  Because the value of Retail HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Retail HOLDRS if the underlying securities decline in value.

•	Discount trading price. Retail HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Retail HOLDRS or other corporate events, such as mergers, a Retail HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Retail HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Retail HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the retailing industry.  At the time of the initial offering, on May 1, 2001, the companies included in Retail HOLDRS were generally considered to be involved in various aspects of the retailing industry; however, since the time of the initial offering, the companies included in the Retail HOLDRS may not be involved in the retailing industry.  In this case, the Retail HOLDRS may no longer consist of securities issued only by companies involved in the retailing industry.  In addition, the market price of the underlying securities and the Retail HOLDRS may not necessarily follow the price movements of the entire retailing industry generally.  If the underlying securities decline in value, your investment in the Retail HOLDRS will decline in value, even if the market prices of the securities of companies in the retailing industry generally increase in value.

•
Not necessarily comprised of solely retail companies.  As a result of distributions of securities by companies included in the Retail HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Retail HOLDRS and that are not involved in the retail industry may be included in the Retail HOLDRS.  The securities of a new company will only be distributed from the Retail HOLDRS if the securities have a different Standard & Poor’s Corporation (“Standard & Poor’s”) sector classification than any of the underlying issuers included in Retail HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in, or whether the securities of a new company are distributed from, the Retail HOLDRS provides no assurance that each new company included in the Retail HOLDRS will be involved in the retail industry.  Currently, the underlying securities included in the Retail HOLDRS are represented in the Consumer Discretionary and Consumer Staples GICS sectors.  As each Standard & Poor’s GICS sector is defined very broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Retail HOLDRS and yet not be involved in the retail industry.  In addition, the GICS sector classifications of securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations resulting in a change to a GICS sector classification or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.  Therefore, additional GICS sectors may be represented in the Retail HOLDRS, which may also result in the inclusion in the Retail HOLDRS of the securities of a new company that is not involved in the retail industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Retail HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the retailing industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  Consequently, the Retail HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification.  As a result of industry developments, reorganizations, or market fluctuations affecting the issuers of the underlying securities, Retail HOLDRS may not necessarily continue to be a diversified investment in the retailing industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, Retail HOLDRS may reduce diversification.  As a result, Retail HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Retail HOLDRS and receive delivery of each of the underlying securities including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Retail HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Retail HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Retail HOLDRS on the NYSE Arca may be halted if (i) the Retail HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Retail HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Retail HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Retail HOLDRS, you will not be able to trade Retail HOLDRS and you will only be able to trade the underlying securities if you cancel your Retail HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Retail HOLDRS if (i) the Retail HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Retail HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Retail HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Retail HOLDRS on the NYSE Arca inadvisable.  If the Retail HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Retail HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Retail HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Retail HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking and other activities, and may provide services to issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Retail HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Retailing Industry

•
Retail companies’ revenues may be adversely affected by general economic factors.  General economic factors in the markets in which retail companies operate, many of which are beyond their control, may nevertheless materially adversely affect company forecasts and actual performance.  These factors include:

•	interest rates;

•	difficulty in obtaining additional financing;

•	recession;

•	inflation and deflation;

•	consumer credit availability and debt levels;

•	tax rates and policy;

•	unemployment trends; and

•	other matters that influence consumer confidence and spending.

These factors may negatively affect consumer spending and confidence and result in reduced revenues for retail companies.  As many of the companies included in the Retail HOLDRS rely on consumers’ purchases of discretionary items for a significant portion of their sales, during periods where disposable income is lower or during periods of economic uncertainty, consumer purchases of these items may decline.  As a result, retail companies may be more adversely affected by a cyclical downturn in the economy than other companies.  In addition, increased volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude.

•
Retail companies must keep pace with changes in the industry to remain competitive.  The companies included in the Retail HOLDRS compete with general merchandise, apparel and household merchandise retailers, Internet retailers, discount retailers, television direct marketers and mail-order catalog retailers.  Some of the principal factors which retail companies must address to remain competitive include:

•	merchandise selection and quality;

•	brand recognition;

•	recognizing and responding to changes in consumer taste and trends;

•	price;

•	convenience;

•	customer service; and

•	timely product delivery.

Retail companies may also face increased pricing pressure as more retail outlets, especially electronic-commerce retailers and discount retailers, are established that are able to offer similar merchandise at reduced prices.  If any of the companies included in the Retail HOLDRS fail to successfully compete and maintain customer satisfaction and market share, its stock price may decline and will negatively affect the market price of the Retail HOLDRS.

•
The companies in the Retail HOLDRS may be subject to seasonal and quarterly variations in the retailing industry.  Many segments of the retailing industry have historically been subject to significant seasonal and quarterly variations in operating results.  Many retailers derive a significant portion of their annual revenue during the months of November and December.  In anticipation of increased sales activity during this period many retail companies incur significant additional expenses.  If the demand during November and December is miscalculated, a retail company could have significant excess inventory, which would have an adverse affect on its financial performance.  In addition, a significant shortfall in sales during November and December would have an adverse impact on the results of operations of a retail company.  Any seasonal or quarterly fluctuations that a retail company reports may not match the expectations of market analysts and investors.  This, along with any changes in the expectations of consumer demand, could cause the market price of the Retail HOLDRS to fluctuate significantly.

•
Companies whose securities are included in the Retail HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Retail HOLDRS.  Companies whose securities are included in the Retail HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount, terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Retail HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or terminate their operations generally.  Any of these actions may reduce the market price of stocks in the retailing industry.

•
Other broad market and industry factors may decrease the stock price of retail stocks, regardless of their operating results.  The initial offering price of a Retail HOLDR, on May 1, 2001, was $100.15 and during 2009, the price of a Retail HOLDR reached a high of $95.76 and a low of $60.23.  Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of retailing stocks.  Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses.  These economic conditions could have a material adverse affect on retail sales and, as a result, the financial condition and results of operations of companies whose common stock are included in Retail HOLDRS.

•
Some of the companies included in the Retail HOLDRS are dependent on third-party suppliers and distribution systems.  Some of the companies included in the Retail HOLDRS purchase merchandise both directly from brand owners and indirectly from retailers and third party suppliers.  These companies may also be dependent upon suppliers for the products used for their own brand name merchandise.  Reliance on third party suppliers subjects retail companies to risks of delivery delays, price increases and receipt of non-conforming or poor quality merchandise.  The purchase of merchandise from parties other than the brand owners also increases the risk that a retail company could mistakenly purchase and sell non-authentic or damaged goods, which may expose them to liability.  In addition, some of the companies in the Retail HOLDRS use third party distributors and transportation providers over which they have no control to deliver and transport their merchandise.  If retail companies encounter problems with their suppliers or distributors, their reputation could be harmed and their operations and financial conditions could be adversely affected.

•
Unexpected changes in consumer trends can affect the business of retail companies.  Consumer trends can change rapidly, and the retail business is sensitive to these changes.  The consumer companies included in the Retail HOLDRS may not accurately anticipate shifts in consumer trends and adjust their merchandise mix to appeal to changing consumer tastes in a timely manner.  If a company misjudges the market for its products or is unsuccessful in responding to changes in consumer trends or in market demand, the retail company could experience insufficient or excess inventory levels or higher markdowns, any of which would have a material adverse effect on its business, financial condition and results of operations and could adversely affect the price of the Retail HOLDRS.

•
Retail companies may be unable to protect their intellectual property rights and may be liable for infringing the intellectual property rights of others.  Third parties may infringe or misappropriate the trademarks or other proprietary rights of the retail companies included in the Retail HOLDRS, which could have a material adverse effect on their business, results of operations or financial condition.  Retail companies could also incur costs in asserting and defending their intellectual property or proprietary rights.  In addition, third parties may assert infringement claims against companies included in the Retail HOLDRS for infringement or misappropriation of their proprietary rights.  These claims and any resulting litigation, if it occurs, could subject companies included in the Retail HOLDRS to significant liability for damages and may also result in limitations on the ability to use the intellectual property subject to the claim.

  HIGHLIGHTS OF RETAIL HOLDRS

This discussion highlights information regarding Retail HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Retail HOLDRS.

Issuer	Retail HOLDRS Trust.

The trust
The Retail HOLDRS Trust was formed under the depositary trust agreement, dated as of March 12, 2001, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Retail HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Retail HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf the holders of Retail HOLDRS.

Purpose of Retail HOLDRS
Retail HOLDRS were designed to achieve the following:

Diversification.  Retail HOLDRS were initially designed to allow you to diversify your investments in the retailing industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  See “Risk Factors—General Risk Factors.”

Flexibility.  The beneficial owners of Retail HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Retail HOLDRS, and can cancel their Retail HOLDRS to receive each of the underlying securities represented by the Retail HOLDRS.

Transaction costs.  The expenses associated with buying and selling Retail HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds securities issued by specified companies that, when initially selected, were in the retailing industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Retail HOLDRS.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Retail HOLDRS
The trust has issued, and may continue to issue, Retail HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust on your behalf.  The Retail HOLDRS themselves are separate from the underlying securities that are represented by the Retail HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by the Retail HOLDRS;

•	the stock ticker symbols;

•	the share amounts represented by a round-lot of 100 Retail HOLDRS; and

•	the principal U.S. market on which the underlying securities of the selected companies are traded.

Name of Company	Ticker	Share Amounts	Primary Trading Market
Amazon.com, Inc.	AMZN	7.0000	NASDAQ NMS
Best Buy Co., Inc.	BBY	9.0000	NYSE
Costco Wholesale Corporation	COST	8.0000	NASDAQ NMS
CVS Caremark Corporation	CVS	14.0000	NYSE
The Gap, Inc.	GPS	16.0000	NYSE
The Home Depot, Inc.	HD	40.0000	NYSE
Kohl’s Corporation	KSS	6.0000	NYSE
The Kroger Co.	KR	15.0000	NYSE
Limited Brands, Inc.	LTD	8.0000	NYSE
Lowe’s Companies, Inc.	LOW	28.0000	NYSE
Macy’s, Inc.	M	11.7380	NYSE
RadioShack Corporation	RSH	3.0000	NYSE
Safeway Inc.	SWY	9.0000	NYSE
SUPERVALU INC.	SVU	1.4560	NYSE
Target Corporation	TGT	16.0000	NYSE
The TJX Companies, Inc.	TJX	10.0000	NYSE
Wal-Mart Stores, Inc.	WMT	36.0000	NYSE
Walgreen Co.	WAG	19.0000	NYSE

The companies whose common stock were initially included in the Retail HOLDRS at the time Retail HOLDRS were originally issued on May 1, 2001 were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved n the retailing industry, as measured by market capitalization and trading volume on January 24, 2001.  The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender Retail HOLDRS in a round-lot of 100 Retail HOLDRS and round-lot multiples.  The trust will only issue Retail HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Retail HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS.

The number of outstanding Retail HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Retail HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases	You may acquire Retail HOLDRS in two ways:

•	through an in-kind deposit of the required number of securities of the underlying issuers with the trustee, or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Retail HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Retail HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Retail HOLDRS.  If you wish to cancel your Retail HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Retail HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Retail HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee, that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.  With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Retail HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Retail HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes, and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Retail HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the Retail HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Retail HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Retail HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in “street name” outside of Retail HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Retail HOLDRS and the right to surrender Retail HOLDRS to receive the underlying securities.  Retail HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Retail HOLDRS.  However, due to the nature of Retail HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Retail HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Retail HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Retail HOLDRS would need to surrender their Retail HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Retail HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Retail HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented by the companies included in the Retail HOLDRS at the time of the distribution.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Retail HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Retail HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Retail HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Retail HOLDRS or other corporate events, such as mergers, a Retail HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Retail HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Retail HOLDRS are outstanding and each round-lot of 100 Retail HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Retail HOLDRS.  If holders of 50,000 round-lots of 100 Retail HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Retail HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Retail HOLDRS to you in the following four circumstances:

A.	If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

B.	If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

C.	If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration received from the acquiring company to the beneficial owners of Retail HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange. In any other case, the additional securities received will be deposited into the trust.

D.	If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Retail HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Retail HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Retail HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Retail HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Retail HOLDRS or distributed from the Retail HOLDRS to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were exclusively effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Retail HOLDRS are currently represented in the Consumer Discretionary and Consumer Staples GICS sectors.  The Standard & Poor’s GICS sector classifications of the securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.	The Retail HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Retail HOLDRS are delisted.

	B.	The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Retail HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Retail HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Retail HOLDRS as directly owning the underlying securities.  The Retail HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Retail HOLDRS are listed on the NYSE Arca under the symbol “RTH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Retail HOLDRS. Bid and ask prices, however, are quoted per single Retail HOLDR.
Clearance and settlement
Retail HOLDRS have been issued in book-entry form.  Retail HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Retail HOLDRS.”

  THE TRUST

General.  This discussion highlights information about the Retail HOLDRS Trust.  You should read this information, information about the depositary trust agreement and the depositary trust agreement, in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Retail HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Retail HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of March 12, 2001.  The Bank of New York Mellon is the trustee.  The Retail HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Retail HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Retail HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

  DESCRIPTION OF RETAIL HOLDRS

The trust has issued Retail HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Retail HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Retail HOLDRS in a round-lot of 100 Retail HOLDRS and round-lot multiples.  The trust will only issue Retail HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Retail HOLDRS.  In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS.

Retail HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Retail HOLDRS—The Retail HOLDRS.”

Beneficial owners of Retail HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying securities, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Retail HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Retail HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Retail HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Retail HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Retail HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Retail HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and register in the name of Cede & Co., as nominee for DTC.  Retail HOLDRS are available only in book-entry form.  Owners of Retail HOLDRS may hold their Retail HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

  DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities of the Retail HOLDRS initially included the shares of common stock of a group of specified companies that, at the time of initial selection, among other things, sold merchandise to retail consumers through traditional retail stores, the Internet, mail order catalogs and other outlets and whose securities were registered under Section 12 of the Exchange Act.  The issuers of the underlying securities were considered to be among the largest, most liquid companies involved in the retailing industry as measured by market capitalization and trading volume.  As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the companies whose common stock is included in the Retail HOLDRS may no longer meet the initial selection criteria and may no longer consist exclusively of securities issued by companies involved in the retailing industry.

Underlying securities.  For a list of the underlying securities represented by Retail HOLDRS, please refer to “Highlights of Retail HOLDRS—The Retail HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Retail HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities, see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Retail HOLDR, measured at the close of the business day as of the end of each month from January 30, 1998 to March 31, 2010.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

1998	Closing Price	1999	Closing Price	2000	Closing Price	2001	Closing Price
January 30	42.86	January 29	84.91	January 31	90.37	January 31	93.76
February 27	47.57	February 26	85.13	February 29	88.36	February 28	87.67
March 31	50.94	March 31	88.45	March 31	100.89	March 30	85.34
April 30	51.45	April 30	86.65	April 28	93.43	April 30	89.32
May 29	54.34	May 28	81.04	May 31	88.25	May 31	90.75
June 30	59.33	June 30	90.48	June 30	86.92	June 29	85.92
July 31	60.31	July 30	86.27	July 31	86.62	July 31	89.94
August 31	53.50	August 31	81.10	August 31	81.15	August 31	82.01
September 30	54.55	September 30	83.48	September 29	85.06	September 28	73.77
October 30	61.78	October 29	89.91	October 31	84.02	October 31	75.46
November 30	69.18	November 30	94.94	November 30	82.67	November 30	86.30
December 31	80.16	December 31	104.84	December 29	87.00	December 31	90.08

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price
January 31	91.93	January 31	62.43	January 30	84.10	January 31	92.64
February 28	92.07	February 28	63.22	February 27	89.37	February 28	91.65
March 28	92.86	March 31	66.70	March 31	88.79	March 31	90.66
April 30	89.73	April 30	72.98	April 30	86.46	April 29	85.30
May 31	87.61	May 30	75.13	May 28	87.69	May 31	91.09
June 28	82.18	June 30	77.24	June 30	86.72	June 30	93.61
July 31	73.00	July 31	79.35	July 30	83.78	July 29	100.61
August 30	74.70	August 29	85.32	August 31	83.88	August 31	94.02
September 30	66.27	September 30	80.36	September 30	86.73	September 30	91.21
October 31	70.82	October 31	88.39	October 29	90.18	October 31	92.77
November 29	71.93	November 28	87.99	November 30	91.22	November 30	95.91
December 31	65.97	December 31	85.33	December 31	93.44	December 30	94.25

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price
January 31	94.19	January 31	103.39	January 31	95.43	January 30	68.43
February 28	96.10	February 28	102.13	February 29	89.87	February 27	66.51
March 31	96.80	March 30	101.21	March 31	91.99	March 31	74.22
April 28	95.06	April 30	103.35	April 30	96.71	April 30	80.90
May 31	93.30	May 31	105.97	May 30	96.55	May 29	77.73
June 30	94.45	June 29	104.76	June 30	88.44	June 30	77.64
July 31	90.43	July 31	100.02	July 31	88.64	July 31	82.92
August 31	92.30	August 31	101.98	August 29	95.81	August 31	85.95
September 29	97.07	September 28	100.17	September 30	89.90	September 30	87.86
October 31	100.23	October 31	98.97	October 31	78.01	October 30	89.85
November 30	97.60	November 30	96.84	November 28	72.79	November 30	93.93
December 29	99.47	December 31	93.54	December 31	75.03	December 31	93.80

2010	Closing Price
January 29	92.06
February 26	95.91
March 31	100.60

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of March 12, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Retail HOLDRS, provides that Retail HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies.

The trustee.  The Bank of New York Mellon serves as trustee for Retail HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Retail HOLDRS.  You may create and cancel Retail HOLDRS only in round-lots of 100 Retail HOLDRS.  You may create Retail HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Retail HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Retail HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS.  Similarly, you must surrender Retail HOLDRS in integral multiples of 100 Retail HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Retail HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Retail HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Retail HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Retail HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Retail HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Retail HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Retail HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Retail HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Retail HOLDRS.

Further issuances of Retail HOLDRS.  The depositary trust agreement provides for further issuances of Retail HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Retail HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Retail HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange. In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Retail HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, such as a merger, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Retail HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Retail HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Retail HOLDRS or distributed from the Retail HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Retail HOLDRS are currently represented in the Consumer Discretionary and Consumer Staples GICS sectors.  The Standard & Poor’s GICS sector classifications of the securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Retail HOLDRS will surrender their Retail HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Retail HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Retail HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Retail HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Retail HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Retail HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Retail HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Retail HOLDRS.

Issuance and cancellation fees.  If you wish to create Retail HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Retail HOLDRS.  If you wish to cancel your Retail HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Retail HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Retail HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Retail HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Retail HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Retail HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a  trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Retail HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Retail HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Retail HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Retail HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Retail HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

 Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

 Taxation of Retail HOLDRS

A U.S. receipt holder purchasing and owning Retail HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Retail HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Retail HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Retail HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Retail HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Retail HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Retail HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Retail HOLDRS.  Similarly, with respect to sales of Retail HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Retail HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Retail HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

 Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Retail HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

 Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income.  For this purpose, dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Retail HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Retail HOLDRS may have to apply independently  to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Retail HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Retail HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

 Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non- U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Retail HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

 Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Retail HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Retail HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Retail HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Retail HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Retail HOLDRS.  The trust delivered the initial distribution of Retail HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Retail HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Retail HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Retail HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Retail HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Retail HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Retail HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Retail HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Retail HOLDRS.  This prospectus relates only to Retail HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Retail HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Retail HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2005, 2006, 2007, 2008 and 2009 through March 31, 2010.  The historical prices of the underlying securities should not be taken as an indication of future performance.

AMAZON.COM, INC. (AMZN)

Amazon.com, Inc. operates as an online retailer in North America and internationally.  The company operates various retail Web sites, including amazon.com, amazon.co.uk, amazon.de, amazon.fr, amazon.co.jp, amazon.ca, and amazon.cn.  Its product categories include books; movies, music, and games; digital downloads; electronics and computers; home and garden; toys, kids, and baby; grocery; apparel, shoes, and jewelry; health and beauty; sports and outdoors; and tools, auto, and industrial.  The company serves its consumer customers through its retail Websites and focuses on selection, price, and convenience.  It also offers programs that enable seller customers to sell their products on its Websites and their own branded Websites.  In addition, the company serves developer customers through Amazon Web Services, which provides access to technology infrastructure that developers can use to enable virtually any type of business.  Further, it manufactures and sells the kindle e-reader.  Additionally, the company offers co-branded credit card programs, fulfillment, and other marketing and promotional services, such as online advertising.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	43.22	January	44.82	January	37.67	January	77.70	January	58.82	January	125.41
February	35.18	February	37.44	February	39.14	February	64.47	February	64.79	February	118.40
March	34.27	March	36.53	March	39.79	March	71.30	March	73.44	March	135.77
April	32.36	April	35.21	April	61.33	April	78.63	April	80.52
May	35.51	May	34.61	May	69.14	May	81.62	May	77.99
June	33.09	June	38.68	June	68.41	June	73.33	June	83.66
July	45.15	July	26.89	July	78.54	July	76.34	July	85.76
August	42.70	August	30.83	August	79.91	August	80.81	August	81.19
September	45.30	September	32.12	September	93.15	September	72.76	September	93.36
October	39.86	October	38.09	October	89.15	October	57.24	October	118.81
November	48.46	November	40.34	November	90.56	November	42.70	November	135.91
December	47.15	December	39.46	December	92.64	December	51.28	December	134.52

BEST BUY CO., INC. (BBY)

Best Buy Co., Inc. operates as a specialty retailer in the United States, Canada, Mexico, China, and Europe.  It offers consumer electronic video products, such as televisions, digital cameras and accessories, digital camcorders, and DVD players; and audio products comprising MP3 players, navigation products, home theater audio systems and components, and mobile electronics.  It also offers home office products comprising notebook and desktop computers, monitors, mobile phones and related subscription service commissions, hard drives, and networking equipment; entertainment software products, such as video gaming hardware and software, DVDs, CDs, digital downloads, and computer software; and appliances, such as kitchen appliances, plumbing fixtures, snacks, and beverages.  Best Buy Co. also offers service contracts; extended warranties; product repair; broadband voice, data, and information technology services; and delivers and installs home theater, mobile audio, and appliances.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	35.86	January	50.66	January	50.40	January	48.73	January	28.02	January	36.65
February	36.01	February	53.86	February	46.48	February	43.01	February	28.82	February	36.50
March	36.01	March	55.93	March	48.72	March	41.46	March	37.96	March	42.54
April	33.56	April	56.66	April	46.65	April	43.02	April	38.38
May	36.29	May	53.00	May	48.29	May	46.69	May	35.10
June	45.70	June	54.84	June	46.67	June	39.60	June	33.49
July	51.07	July	45.34	July	44.59	July	39.72	July	37.37
August	47.66	August	47.00	August	43.95	August	44.77	August	36.28
September	43.53	September	53.56	September	46.02	September	37.50	September	37.52
October	44.26	October	55.25	October	48.52	October	26.88	October	38.18
November	48.24	November	54.97	November	51.05	November	20.71	November	42.83
December	43.48	December	49.19	December	52.65	December	28.11	December	39.46

COSTCO WHOLESALE CORPORATION (COST)

Costco Wholesale Corporation operates membership warehouses that offer a selection of branded and private label products in a range of merchandise categories in no-frills, self-service warehouse facilities.  The company’s product categories include candy, snack foods, tobacco, alcoholic and non-alcoholic beverages, and cleaning and institutional supplies; appliances, electronics, health and beauty aids, hardware, office supplies, garden and patio, sporting goods, furniture, and automotive supplies; dry and institutionally packaged foods; apparel, domestics, jewelry, housewares, media, home furnishings, cameras, and small appliances; meat, bakery, deli, and produce; and gas stations, pharmacy, food court, optical, one-hour photo, hearing aid, and travel.  It offers Business and Gold Star (individual) memberships.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	47.27	January	49.89	January	56.16	January	67.94	January	45.03	January	57.43
February	46.59	February	51.19	February	55.89	February	61.92	February	42.34	February	60.97
March	44.18	March	54.16	March	53.84	March	64.97	March	46.32	March	59.71
April	40.63	April	54.43	April	53.57	April	71.25	April	48.60
May	45.38	May	52.93	May	56.47	May	71.32	May	48.52
June	44.73	June	57.13	June	58.52	June	70.14	June	45.78
July	45.97	July	52.76	July	59.80	July	62.68	July	49.50
August	43.40	August	46.79	August	61.75	August	67.06	August	50.98
September	43.09	September	49.68	September	61.37	September	64.93	September	56.38
October	48.37	October	53.38	October	67.26	October	57.01	October	56.85
November	49.95	November	52.30	November	67.40	November	51.47	November	59.91
December	49.47	December	52.87	December	69.76	December	52.50	December	59.17

CVS CAREMARK CORPORATION (CVS)

CVS Caremark Corporation, a pharmacy services company, provides prescriptions and related healthcare services in the United States.  The company operates through two segments, Pharmacy Services and Retail Pharmacy.  The Pharmacy Service segment provides a range of prescription benefit management services, including mail order pharmacy services, specialty pharmacy services, plan design and administration, formulary management, and claims processing.  This segment serves primarily employers, insurance companies, unions, government employee groups, managed care organizations and other sponsors of health benefit plans, and individuals.  The Retail Pharmacy Segment sells prescription drugs, over-the-counter drugs, beauty products and cosmetics, photo finishing, seasonal merchandise, greeting cards, and convenience foods through its pharmacy retail stores, and online.  This segment also provides health care services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	23.18	January	27.76	January	33.65	January	38.91	January	26.88	January	32.37
February	24.92	February	28.33	February	31.42	February	40.38	February	25.74	February	33.75
March	26.31	March	29.87	March	34.14	March	40.51	March	27.49	March	36.56
April	25.79	April	29.72	April	36.24	April	40.37	April	31.78
May	27.43	May	27.90	May	38.54	May	42.79	May	29.80
June	29.07	June	30.70	June	36.45	June	39.57	June	31.87
July	31.03	July	32.72	July	35.19	July	36.50	July	33.48
August	29.37	August	33.55	August	37.82	August	36.60	August	37.52
September	29.01	September	32.12	September	39.63	September	33.66	September	35.74
October	24.41	October	31.38	October	41.66	October	30.65	October	35.30
November	27.02	November	28.77	November	40.09	November	28.93	November	31.01
December	26.42	December	30.91	December	39.75	December	28.74	December	32.21

THE GAP, INC. (GPS)

The Gap, Inc., through its subsidiaries, operates as a specialty retailing company.  The company offers clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Old Navy, Banana Republic, Piperlime, and Athleta brand names.  Its products include wardrobe basics, such as denim, khakis, and T-shirts; fashion apparel; casual apparel and accessories; maternity apparel; women’s underwear, sleepwear, loungewear, and sports and active apparel; shoes and accessories; and personal care products.  The company also franchises agreements with unaffiliated franchisees to operate Gap and Banana Republic stores worldwide.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	22.01	January	18.09	January	19.17	January	19.09	January	11.28	January	19.08
February	21.33	February	18.54	February	19.19	February	20.17	February	10.79	February	21.50
March	21.84	March	18.68	March	17.21	March	19.68	March	12.99	March	23.11
April	21.35	April	18.09	April	17.95	April	18.62	April	15.54
May	21.00	May	18.20	May	18.52	May	18.25	May	17.85
June	19.75	June	17.40	June	19.10	June	16.67	June	16.40
July	21.11	July	17.35	July	17.20	July	16.12	July	16.32
August	19.01	August	16.81	August	18.76	August	19.45	August	19.65
September	17.43	September	18.95	September	18.44	September	17.78	September	21.40
October	17.28	October	21.02	October	18.90	October	12.94	October	21.34
November	17.38	November	18.72	November	20.40	November	13.02	November	21.42
December	17.64	December	19.50	December	21.28	December	13.39	December	20.95

THE HOME DEPOT, INC. (HD)

The Home Depot, Inc., together with its subsidiaries, operates as a home improvement retailer company.  The company’s Home Depot stores sell building materials, home improvement supplies, and lawn and garden products to do-it-yourself customers, do-it-for-me customers, home improvement contractors, tradespeople, and building maintenance professionals.  Its stores also offer various installation services for do-it-for-me customers.  These installation programs include products, such as carpeting, flooring, cabinets, countertops, and water heaters.  In addition, the company provides professional installation of various products that are sold through its in-home sales programs, such as generators, and furnace and central air systems.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	41.26	January	40.55	January	40.74	January	30.64	January	21.53	January	28.01
February	40.02	February	42.15	February	39.59	February	26.55	February	20.89	February	31.20
March	38.24	March	42.30	March	36.74	March	27.97	March	23.56	March	32.35
April	35.37	April	39.93	April	37.87	April	28.80	April	26.32
May	39.35	May	38.12	May	38.87	May	27.36	May	23.16
June	38.90	June	35.79	June	39.35	June	23.42	June	23.63
July	43.51	July	34.71	July	37.17	July	23.83	July	25.94
August	40.32	August	34.29	August	38.31	August	27.12	August	27.29
September	38.14	September	36.27	September	32.44	September	25.89	September	26.64
October	41.04	October	37.33	October	31.51	October	23.59	October	25.09
November	41.78	November	37.97	November	28.56	November	23.11	November	27.36
December	40.48	December	40.16	December	26.94	December	23.02	December	28.93

KOHL’S CORPORATION (KSS)

Kohl’s Corporation operates department stores in the United States.  Its stores feature private, exclusive, and national brand apparel, footwear, accessories, soft home products, and housewares targeted to middle-income customers.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	47.01	January	44.39	January	70.91	January	45.53	January	36.71	January	50.37
February	47.87	February	48.11	February	69.00	February	44.44	February	35.14	February	53.82
March	51.63	March	53.01	March	76.61	March	42.89	March	42.32	March	54.78
April	47.60	April	55.84	April	74.04	April	48.85	April	45.35
May	48.69	May	53.69	May	75.32	May	44.80	May	42.47
June	55.91	June	59.12	June	71.03	June	40.04	June	42.75
July	56.35	July	56.63	July	60.80	July	41.91	July	48.55
August	52.45	August	62.51	August	59.30	August	49.17	August	51.59
September	50.18	September	64.92	September	57.33	September	46.08	September	57.05
October	48.13	October	70.60	October	54.97	October	35.13	October	57.22
November	46.00	November	69.60	November	49.28	November	32.66	November	53.14
December	48.60	December	68.43	December	45.80	December	36.20	December	53.93

THE KROGER CO. (KR)

The Kroger Co., together with its subsidiaries, operates as a food retailer in the United States.  The company operates supermarkets under four formats: combination food and drug stores (combo stores), multi-department stores, marketplace stores, or price impact warehouses.  The combo stores operate as food stores that offer specialty departments, including natural food and organic sections, pharmacies, general merchandise, and pet centers, as well as perishables, such as fresh seafood and organic produce.  The multi-department stores sell a selection of general merchandise items, which include apparel, home fashion and furnishings, electronics, automotive products, toys, and fine jewelry.  The marketplace stores offer full-service grocery and pharmacy departments, as well as a general merchandise area that includes outdoor living products, electronics, home goods, and toys.  The combo, multi department, and marketplace stores also have fuel centers.  The price impact warehouse stores offer grocery, health, and beauty care items, such as meat, dairy, baked goods, and fresh produce items.  The Kroger Co. also manufactures and processes food for sale in its supermarkets.  In addition, the company operates fine jewelry stores; and convenience stores, which offer an assortment of staple food items and general merchandise, as well as gasoline.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	17.10	January	18.40	January	25.60	January	25.45	January	22.50	January	21.43
February	17.99	February	20.04	February	25.64	February	24.25	February	20.67	February	22.10
March	16.03	March	20.36	March	28.25	March	25.40	March	21.22	March	21.66
April	15.77	April	20.26	April	29.51	April	27.25	April	21.62
May	16.77	May	20.11	May	30.32	May	27.64	May	22.80
June	19.03	June	21.86	June	28.13	June	28.87	June	22.05
July	19.85	July	22.93	July	25.96	July	28.28	July	21.38
August	19.74	August	23.81	August	26.58	August	27.62	August	21.59
September	20.59	September	23.14	September	28.52	September	27.48	September	20.64
October	19.90	October	22.49	October	29.39	October	27.46	October	23.13
November	19.46	November	21.46	November	28.75	November	27.66	November	22.74
December	18.88	December	23.07	December	26.71	December	26.41	December	20.53

LIMITED BRANDS, INC. (LTD)

Limited Brands, Inc. operates as a specialty retailer of women’s intimate and other apparel, beauty and personal care products, and accessories.  It offers women’s intimate and other apparel, such as lingerie and sleepwear; apparel for girls; personal care, beauty, and home fragrance products; and fashion products and accessories.  The company sells its merchandise through specialty retail stores, as well as through its Websites and catalogues.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	23.70	January	23.66	January	27.94	January	19.07	January	7.92	January	19.02
February	23.78	February	23.67	February	27.66	February	15.25	February	7.69	February	22.11
March	24.30	March	24.46	March	26.06	March	17.10	March	8.70	March	24.62
April	21.69	April	25.64	April	27.57	April	18.52	April	11.42
May	20.57	May	27.16	May	26.25	May	19.38	May	12.51
June	21.42	June	25.59	June	27.45	June	16.85	June	11.97
July	24.38	July	25.16	July	24.15	July	16.49	July	12.94
August	21.98	August	25.73	August	23.16	August	20.80	August	14.92
September	20.43	September	26.49	September	22.89	September	17.32	September	16.99
October	20.01	October	29.47	October	22.01	October	11.98	October	17.60
November	22.25	November	31.69	November	20.08	November	9.31	November	16.59
December	22.35	December	28.94	December	18.93	December	10.04	December	19.24

LOWE’S COMPANIES, INC. (LOW)

Lowe’s Companies, Inc., together with its subsidiaries, operates as a home improvement retailer in the United States and Canada.  The company provides a range of products and services for home decoration, maintenance, repair, remodeling, and property maintenance.  It offers home improvement products in various categories, such as appliances, lumber, paint, flooring, building materials, millwork, lawn and landscape products, fashion plumbing, hardware, lighting, tools, seasonal living, rough plumbing, outdoor power equipment, cabinets and countertops, nursery, rough electrical, home environment, home organization, and windows and walls.  The company’s products also include boards, panel products, irrigation pipes, vinyl sidings, and ladders.  It serves homeowners and renters, including do-it-yourself and do-it-for-me customers, and others buying for personal and family use; and commercial business customers, such as construction, repair/remodel, commercial and residential property management, and business maintenance professions.  The company also offers its products online.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	28.50	January	31.78	January	33.71	January	26.43	January	18.27	January	21.65
February	29.39	February	34.09	February	32.55	February	23.97	February	15.84	February	23.71
March	28.55	March	32.22	March	31.49	March	22.94	March	18.25	March	24.24
April	26.06	April	31.53	April	30.56	April	25.19	April	21.50
May	28.61	May	31.14	May	32.82	May	24.00	May	19.01
June	29.11	June	30.34	June	30.69	June	20.75	June	19.41
July	33.11	July	28.35	July	28.01	July	20.32	July	22.46
August	32.16	August	27.06	August	31.06	August	24.64	August	21.50
September	32.20	September	28.06	September	28.02	September	23.69	September	20.94
October	30.39	October	30.14	October	26.89	October	21.70	October	19.57
November	33.74	November	30.16	November	24.41	November	20.66	November	21.81
December	33.33	December	31.15	December	22.62	December	21.52	December	23.39

MACY’S, INC. (M)

Macy’s, Inc., through its subsidiaries, operates department stores in the United States.  Its retail stores and Internet Web sites sells a range of merchandise, including men’s, women’s, and children’s apparel and accessories; cosmetics; home furnishings; and other consumer goods.  The company maintains Web sites, such as macys.com and bloomingdales.com.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	28.40	January	33.32	January	41.49	January	27.62	January	8.95	January	15.93
February	28.23	February	35.52	February	44.67	February	24.68	February	7.87	February	19.15
March	31.82	March	36.50	March	45.05	March	23.06	March	8.90	March	21.77
April	28.75	April	38.93	April	43.92	April	25.29	April	13.68
May	33.73	May	36.42	May	39.93	May	23.67	May	11.68
June	36.64	June	36.60	June	39.78	June	19.42	June	11.76
July	37.94	July	35.11	July	36.07	July	18.81	July	13.91
August	34.49	August	37.98	August	31.72	August	20.82	August	15.52
September	33.44	September	43.21	September	32.32	September	17.98	September	18.29
October	30.69	October	43.91	October	32.03	October	12.29	October	17.57
November	32.22	November	42.09	November	29.65	November	7.42	November	16.31
December	33.17	December	38.13	December	25.87	December	10.35	December	16.76

RADIOSHACK CORPORATION (RSH)

RadioShack Corporation engages in the retail sale of consumer electronic goods and services, through its RadioShack store chain and non-RadioShack branded kiosk operations, in the United States and internationally.  Its products include wireless telephones and communication devices, such as scanners and global positioning satellite navigation units; flat panel televisions, residential telephones, DVD players, computers, and direct-to-home satellite systems; home entertainment, wireless, imaging, and computer accessories; general and special purpose batteries; wire, cable, and connectivity products; and digital cameras, radio-controlled cars and other toys, satellite radios, and memory players.  The company also provides consumers access to third-party services, such as wireless telephone and direct-to-home satellite activation, satellite radio service, prepaid wireless airtime, and extended service plans.  In addition, it manufactures various products, including telephony, antennas, wire, and cable products, as well as hard-to-find parts and accessories for consumer electronics products.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	33.12	January	22.20	January	22.10	January	17.35	January	11.46	January	19.52
February	29.56	February	19.55	February	24.97	February	17.45	February	7.33	February	19.56
March	24.50	March	19.23	March	27.03	March	16.25	March	8.57	March	22.63
April	24.97	April	17.00	April	29.07	April	13.90	April	14.08
May	25.16	May	16.82	May	34.14	May	14.65	May	13.44
June	23.17	June	14.00	June	33.14	June	12.27	June	13.96
July	23.47	July	16.17	July	25.13	July	16.68	July	15.51
August	25.06	August	18.06	August	23.77	August	19.01	August	15.13
September	24.80	September	19.30	September	20.66	September	17.28	September	16.57
October	22.10	October	17.84	October	20.62	October	12.66	October	16.89
November	22.81	November	17.53	November	18.50	November	9.85	November	18.86
December	21.03	December	16.78	December	16.86	December	11.94	December	19.50

SAFEWAY INC. (SWY)

Safeway Inc., together with its subsidiaries, operates as a food and drug retailer in North America.  The company operates stores that provide an array of grocery items, food, and general merchandise, as well as features specialty departments, such as bakery, delicatessen, floral, and pharmacy, as well as coffee shops and fuel centers.  It also offers SELECT line of products that include salsas, bagged salads, whole bean coffees, cookies, frozen pizzas, fresh and frozen pastas, and an array of ice creams and hors d’oeuvres; O ORGANICS line, which comprises milk, chicken, salads, juices, and entrees; Eating Right line of better-for-you products; Bright Green line of home care products; Priority Total Pet Care line of pet foods and pet care products; Basic Red value-priced paper goods; and Lucerne line of dairy products and the Primo Taglio line of meats and cheeses.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	18.85	January	23.44	January	36.03	January	30.99	January	21.43	January	22.45
February	18.40	February	24.31	February	34.53	February	28.74	February	18.50	February	24.92
March	18.53	March	25.12	March	36.64	March	29.35	March	20.19	March	24.86
April	21.29	April	25.13	April	36.30	April	31.60	April	19.75
May	22.01	May	23.58	May	34.48	May	31.87	May	20.26
June	22.59	June	26.00	June	34.03	June	28.55	June	20.37
July	24.30	July	28.08	July	31.87	July	26.72	July	18.93
August	23.73	August	30.93	August	31.73	August	26.34	August	19.05
September	25.60	September	30.35	September	33.11	September	23.72	September	19.72
October	23.26	October	29.36	October	34.00	October	21.27	October	22.33
November	23.25	November	30.81	November	34.80	November	21.80	November	22.50
December	23.66	December	34.56	December	34.21	December	23.77	December	21.29

SUPERVALU INC. (SVU)

SUPERVALU INC. operates as a grocery retailer in the United States.  The company operates combination stores, food stores, and limited assortment food stores under the Acme Markets, Albertsons, Bristol Farms, bigg’s, Cub Foods, Farm Fresh, Hornbacher’s, Jewel-Osco, Lucky, Save-A-Lot, Shaw’s Supermarkets, Shop ‘n Save, Shoppers Food & Pharmacy, and Star Markets banners.  Its stores offer various grocery products, general merchandise, health and beauty care products, pharmacy products, fuel, and other items and services.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	31.61	January	31.93	January	37.98	January	30.03	January	17.54	January	14.71
February	31.77	February	31.60	February	36.96	February	26.25	February	15.61	February	15.27
March	33.35	March	30.82	March	39.07	March	29.98	March	14.28	March	16.68
April	31.56	April	29.01	April	45.90	April	33.10	April	16.35
May	32.76	May	29.16	May	47.64	May	35.07	May	16.60
June	32.61	June	30.70	June	46.32	June	30.89	June	12.95
July	35.40	July	27.11	July	41.67	July	25.62	July	14.83
August	34.80	August	28.56	August	42.15	August	23.19	August	14.35
September	31.12	September	29.65	September	39.01	September	21.70	September	15.06
October	31.43	October	33.40	October	38.75	October	14.24	October	15.87
November	32.72	November	34.26	November	41.87	November	11.91	November	13.83
December	32.48	December	35.75	December	37.52	December	14.60	December	12.71

TARGET CORPORATION (TGT)

Target Corporation operates general merchandise and food discount stores in the United States.  The company offers an assortment of general merchandise, including consumables and commodities; electronics, entertainment, sporting goods, and toys; apparel and accessories; and home furnishings and decor, as well as a line of food items primarily under the Target and Super Target brands.  It also sells its merchandise under private-label brands, including Archer Farms, Boots & Barkley, Choxie, Circo, Durabuilt, Embark, Garden Place, Gilligan & O’Malley, itso, Kaori, Market Pantry, Merona, Playwonder, Room Essentials, Sutton and Dodge, Target Brand, Target Home, Trutech, Vroom, Wine Cube, and Xhilaration.  Target Corporation also offers merchandise through programs, such as ClearRx, GO International, and Home Design Event.  In addition, it markets its merchandise under licensed brands comprising C9 by Champion, Chefmate, Cherokee, Converse One Star, Eddie Bauer, Fieldcrest, Genuine Kids by Osh Kosh, Kitchen Essentials by Calphalon, Liz Lange for Target, Michael Graves Design, Mossimo, Nick & Nora, Perfect Pieces by Victoria Hagan, Sean Conway, Simply Shabby Chic, Smith & Hawken, Sonia Kashuk, Smith & Hawken, and Thomas O’Brien.  Target Corporation also operates in-store amenities, such as Food Avenue, Target Clinic, Target Pharmacy, and Target Photo, as well as leased or licensed departments, including Optical, Pizza Hut, Portrait Studio, and Starbucks.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	50.77	January	54.75	January	61.36	January	55.42	January	31.20	January	51.27
February	50.82	February	54.40	February	61.53	February	52.61	February	28.31	February	51.52
March	50.02	March	52.01	March	59.26	March	50.68	March	34.39	March	52.60
April	46.41	April	53.10	April	59.37	April	53.13	April	41.26
May	53.70	May	48.92	May	62.43	May	53.36	May	39.30
June	54.41	June	48.87	June	63.60	June	46.49	June	39.47
July	58.75	July	45.92	July	60.57	July	45.23	July	43.62
August	53.75	August	48.39	August	65.93	August	53.02	August	47.00
September	51.93	September	55.25	September	63.57	September	49.05	September	46.68
October	55.69	October	59.18	October	61.36	October	40.12	October	48.43
November	53.51	November	58.09	November	59.97	November	33.76	November	46.56
December	54.97	December	57.05	December	50.00	December	34.53	December	48.37

THE TJX COMPANIES, INC. (TJX)

The TJX Companies, Inc. operates as an off-price retailer of apparel and home fashions in the United States and internationally.  It sells off-price family apparel and home fashions through T.J. MAXX and MARSHALLS, HOMEGOODS, and A.J. WRIGHT in the United States; WINNERS and HOMESENSE in Canada; and T.K. MAXX and HOMESENSE in Europe.  The company offers footwear and accessories; home fashions, including home basics, accent furniture, lamps, rugs, wall decor, decorative accessories, and giftware; and other merchandise.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	25.04	January	25.53	January	29.57	January	31.61	January	19.42	January	38.01
February	24.42	February	24.49	February	27.50	February	32.00	February	22.27	February	41.63
March	24.63	March	24.82	March	26.96	March	33.07	March	25.64	March	42.52
April	22.65	April	24.13	April	27.89	April	32.22	April	27.97
May	22.93	May	23.71	May	27.97	May	32.06	May	29.51
June	24.35	June	22.86	June	27.50	June	31.47	June	31.46
July	23.51	July	24.37	July	27.75	July	33.71	July	36.23
August	20.91	August	26.75	August	30.49	August	36.24	August	35.95
September	20.48	September	28.03	September	29.07	September	30.52	September	37.15
October	21.53	October	28.95	October	28.93	October	26.76	October	37.35
November	22.41	November	27.42	November	29.34	November	22.82	November	38.38
December	23.23	December	28.52	December	28.73	December	20.57	December	36.55

WAL-MART STORES, INC. (WMT)

Wal-Mart Stores, Inc. operates retail stores in various formats worldwide.  The company’s Walmart U.S. segment offers meat, produce, deli, bakery, dairy, frozen foods, floral, and dry grocery; health and beauty aids, household chemicals, paper goods, and pet supplies; electronics, cameras and supplies, photo processing services, cellular phones, cellular service plan contracts, and prepaid service and toys; fabrics and crafts, stationery and books, automotive accessories, hardware and paint, horticulture and accessories, sporting goods, outdoor entertaining, and seasonal merchandise; apparel, shoes, and jewelry; pharmacy and optical services; and home furnishings, housewares, and small appliances through discount stores, supercenters, and neighborhood markets, as well as through walmart.com.  Its International segment includes various formats of retail stores and restaurants, including combination discount and grocery stores, supercenters, Sam’s Clubs, hypermarkets, cash-n-carry stores, department stores, and general merchandise stores.  The company’s Sam’s Club segment offers merchandise, including hardgoods, softgoods, institutional-size grocery items, and selected private-label items under the MEMBER’S MARK, BAKERS & CHEFS, and SAM’S CLUB brands through warehouse membership clubs in the United States, as well as through samsclub.com.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	52.40	January	46.11	January	47.69	January	50.74	January	47.12	January	53.43
February	51.61	February	45.36	February	48.31	February	49.59	February	49.24	February	54.07
March	50.11	March	47.24	March	46.95	March	52.68	March	52.10	March	55.60
April	47.14	April	45.03	April	47.92	April	57.98	April	50.40
May	47.23	May	48.45	May	47.60	May	57.74	May	49.74
June	48.20	June	48.17	June	48.11	June	56.20	June	48.44
July	49.35	July	44.50	July	45.95	July	58.62	July	49.88
August	44.96	August	44.72	August	43.63	August	59.07	August	50.87
September	43.82	September	49.32	September	43.65	September	59.89	September	49.09
October	47.31	October	49.28	October	45.21	October	55.81	October	49.68
November	48.56	November	46.10	November	47.90	November	55.88	November	54.55
December	46.80	December	46.18	December	47.53	December	56.06	December	53.45

WALGREEN CO. (WAG)

Walgreen Co., together with its subsidiaries, operates a chain of drugstores in the United States.  The drugstores sell prescription and non-prescription drugs, and general merchandise.  Its general merchandise comprises household items, personal care, convenience foods, beauty care, photofinishing, candy, and seasonal items.  The company provides its services through drugstore counters, as well as through mail, telephone, and the Internet.

2005	Closing Price	2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January	42.61	January	43.28	January	45.30	January	35.04	January	27.41	January	36.05
February	42.83	February	44.86	February	44.70	February	36.51	February	23.86	February	35.24
March	44.42	March	43.13	March	45.89	March	38.09	March	25.96	March	37.09
April	43.06	April	41.93	April	43.90	April	34.85	April	31.43
May	45.34	May	40.60	May	45.13	May	36.02	May	29.79
June	45.99	June	44.84	June	43.54	June	32.51	June	29.40
July	47.86	July	46.78	July	44.18	July	34.34	July	31.05
August	46.33	August	49.46	August	45.07	August	36.43	August	33.88
September	43.45	September	44.39	September	47.24	September	30.96	September	37.47
October	45.43	October	43.68	October	39.65	October	25.46	October	37.83
November	45.68	November	40.49	November	36.59	November	24.74	November	38.89
December	44.26	December	45.89	December	38.08	December	24.67	December	36.72

1,000,000,000 Depositary Receipts

Retail HOLDRSSM Trust

PROSPECTUS

April 15, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.       Exhibits.

See Index to Exhibits.

Item  17.      Undertakings.

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)   For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on April 15, 2010.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer
Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 10 to the Registration Statement has been signed by the following persons in the capacities indicated below on April 15, 2010.

Signature	Title

*	Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck	(Principal Executive Officer)

*	Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag	(Principal Executive Officer)

*	Chief Financial Officer and Senior Vice President
Robert Qutub	(Principal Financial Officer and Principal Accounting Officer)

*	Executive Vice President and Director
Bruce R. Thompson
*By:
/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and exhibits thereto, form of Depositary Trust Agreement, form of HOLDRS and form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on February 13, 2001 as part of the registration statement filed on Form S-1 for Retail HOLDRS.

*5.1	Opinion of Shearman & Sterling LLP regarding the validity of the Retail HOLDRS Receipts, filed on February 9, 2001 as part of the registration statement filed on Form S-1 for Retail HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on February 9, 2001 Amendment No. 1 to the registration statement filed on Form S-1 for Retail HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 9, 2003 Amendment No. 5 to the registration statement filed on Form S-1 for Retail HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on January 30, 2001 as an exhibit to of part of the registration statement filed on Form S-1 for Retail HOLDRS.

*24.2	Power of Attorney of John J. Fosina, George A. Schieren, E. Stanley O’Neal, Thomas H. Patrick and Dominic A. Carone.

*24.3	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

*24.4	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.5	Power of Attorney of Robert J. McCann and Joseph F. Regan.

*24.6	Power of Attorney of Daniel C. Sontag.

*24.7	Power of Attorney of Thomas K. Montag.

24.8	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

* Previously filed.